Exhibit H(8)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Select Funds, a Massachusetts business trust (the “Trust”), effective as of the 1st day of April, 2010.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Select Global Allocation Fund, MassMutual Select Indexed Equity Fund, MassMutual Select Blue Chip Growth Fund, MassMutual Select Diversified International Fund, MassMutual Select Overseas Fund, MassMutual Select Destination Retirement 2015 Fund, MassMutual Select Destination Retirement 2025 Fund, MassMutual Select Destination Retirement 2035 Fund, MassMutual Select Destination Retirement 2045 Fund and MassMutual Select Destination Retirement 2050 Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to: (i) waive administrative and shareholder service fees, or (ii) cap the fees and expenses of each Fund (other than extraordinary litigation and legal expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses), excluding short sale dividend expense and Acquired Fund fees and expenses, through March 31, 2011 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MassMutual Select Global Allocation Fund
Expense Cap
Class S shares	.86%
Class Y shares	.96%
Class L shares	1.11%
Class A shares	1.36%
Class N shares	1.66%

MassMutual Select Indexed Equity Fund
Waiver
Class N shares	.20%
Class A shares	.20%
Class L shares	.20%

MassMutual Select Blue Chip Growth Fund
Expense Cap
Class S shares	0.76%
Class Y shares	0.82%
Class L shares	0.98%
Class A shares	1.19%
Class N shares	1.51%

MassMutual Select Diversified International Fund
Expense Cap
Class S shares	0.99%
Class Y shares	1.09%
Class L shares	1.17%
Class A shares	1.42%
Class N shares	1.72%

MassMutual Select Overseas Fund
Waiver
Class N shares	.10%
Class A shares	.10%
Class L shares	.10%

MassMutual Select Destination Retirement 2015 Fund
Expense Cap
Class S shares	.10%
Class Y shares	.15%
Class L shares	.25%
Class A shares	.50%
Class N shares	.80%

MassMutual Select Destination Retirement 2025 Fund
Expense Cap
Class S shares	.10%
Class Y shares	.15%
Class L shares	.25%
Class A shares	.50%
Class N shares	.80%

MassMutual Select Destination Retirement 2035 Fund
Expense Cap
Class S shares	.10%
Class Y shares	.15%
Class L shares	.25%
Class A shares	.50%
Class N shares	.80%

MassMutual Select Destination Retirement 2045 Fund
Expense Cap
Class S shares	.10%
Class Y shares	.15%
Class L shares	.25%
Class A shares	.50%
Class N shares	.80%

MassMutual Select Destination Retirement 2050 Fund
Expense Cap
Class S shares	.10%
Class Y shares	.15%
Class L shares	.25%
Class A shares	.50%
Class N shares	.80%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 31st day of March, 2010.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Wietsma
Eric Wietsma, Senior Vice President

MASSMUTUAL SELECT FUNDS on behalf of each of the Funds

By:	/s/ Nicholas H. Palmerino
Nicholas H. Palmerino, CFO and Treasurer